Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2022, with respect to the consolidated financial statements of NRx Pharmaceuticals, Inc., included herein and to the reference to our firm under the heading “Experts” in the registration statement.

Short Hills, NJ
April 29, 2022